As filed with the Securities and Exchange Commission on December 9, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forbion European Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

United States of America

Tel: +1 (302) 273 0765

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY

United States of America

Tel: +1 (212) 947 7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Leo Borchardt Reuven B. Young Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom Tel: +44 20 7418 1300	Derek J. Dostal Yasin L. Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States of America Tel: +1 (212) 450-4000	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 United States of America Tel: +1 (212) 446-4800	Alex Lloyd Kirkland & Ellis LLP 200 Clarendon Street Boston, MA 02116 United States of America Tel: +1 (617) 385-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File Number 333-261308

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	1,150,000 units	$ 10.00	$ 11,500,000	$ 1,066.05
Class A ordinary shares included as part of the units(3)	1,150,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	383,333 warrants	—	—	— (4)
Class A ordinary shares issuable upon exercise of the redeemable warrants included as part of the units	383,333 shares	$ 11.50	$ 4,408,329.50	$ 408.65 (5)
Total			$ 15,908,329.50	$ 1,474.70 (6)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on its Registration Statement on Form S-1, as amended (File No. 333-261308). Includes 1,150,000 units, consisting of 1,150,000 Class A ordinary shares and 383,333 redeemable warrants (including 150,000 units, consisting of 150,000 Class A ordinary shares and 50,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $159,083,329.50 on its Registration Statement on Form S-1, as amended (File No. 333-261308), which was declared effective by the Securities and Exchange Commission on December 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $15,908,329.50 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by Forbion European Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261308) (the “Prior Registration Statement”), initially filed by the Registrant on November 23, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 9, 2021. This Registration Statement covers the registration of an additional 1,150,000 of the Registrant’s units (including 150,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 10, 2021.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-261308 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell London LLP

5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant

23.1	Consent of Marcum LLP

23.2	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.1)

23.3	Consent of Maples and Calder (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement, File No. 333-261308, filed on November 23, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naarden, The Netherlands, on the 9th day of December, 2021.

FORBION EUROPEAN ACQUISITION CORP.

By:	/s/ Wouter Joustra
Name: Wouter Joustra
Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jasper Bos	Chief Executive Officer	December 9, 2021
Jasper Bos	(Principal Executive Officer)

/s/ Cyril Lesser	Chief Financial Officer	December 9, 2021
Cyril Lesser	(Principal Financial and Accounting Officer)

/s/ Sander Slootweg	Director	December 9, 2021
Sander Slootweg

/s/ Wouter Joustra	Director	December 9, 2021
Wouter Joustra

/s/ Philip Astley-Sparke	Director	December 9, 2021
Philip Astley-Sparke

/s/ Hilde Steineger	Director	December 9, 2021
Hilde Steineger

/s/ Ton Logtenberg	Director	December 9, 2021
Ton Logtenberg

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Forbion European Acquisition Corp., in the City of New York, New York, on the 9th day of December, 2021.

COGENCY GLOBAL INC.

By:	/s/ Colleen de Vries
	Name:	Colleen de Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.